Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-123321) pertaining to the Israeli share option plan (2003) of Mer Telemanagement Solutions Ltd. of our report dated March 26, 2012 with respect to the consolidated financial statements of Mer Telemanagement Solutions Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2011.

Yours truly,

Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 26, 2012	A Member of Ernst & Young Global